UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 28, 2024

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

(714) 500-2400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                    On August 28, 2024 (the “Effective Date”), BJ’s Restaurants, Inc. (the “Company”) announced that its Board of Directors (the “Board”) approved the appointment of C. Bradford Richmond as Interim Chief Executive Officer of the Company.

                    Mr. Richmond has been a member of the Board since February 2024. From 2006 to 2015, Mr. Richmond served as Chief Financial Officer of Darden Restaurants, Inc. (NYSE: DRI) (“Darden”), the largest casual dining restaurant company in the United States featuring a portfolio of brands that include Olive Garden, LongHorn Steakhouse  and Cheddar’s Scratch Kitchen. Prior to that, he served as Corporate Controller of Darden from 2005 to 2006. Mr. Richmond also previously held executive-level finance and strategic planning roles at Red Lobster and Olive Garden, and prior to that he served as a senior auditor at Price Waterhouse & Cooper. Mr. Richmond currently serves on the Board of Directors of Coast Entertainment Holdings Limited (ASX: CEH).

                    In connection with his appointment, Mr. Richmond and the Company entered into a letter agreement dated August 22, 2024 (the “Offer Letter”), pursuant to which Mr. Richmond will serve as Interim Chief Executive Officer until August 22, 2025, unless earlier terminated by either the Company or Mr. Richmond on thirty days prior notice. Under the terms of the Offer Letter, Mr. Richmond will receive (i) cash compensation of $40,000 per month, (ii) a housing allowance of $7,500 per month, and (iii) an equity grant under the Company’s 2024 Equity Incentive Plan having an aggregate value of $720,000 and consisting of one-half restricted stock units and one-half non-qualified stock options (the “Special Equity Grant”). The Special Equity Grant will vest upon termination of Mr. Richmond’s service as Interim Chief Executive Officer based on the number of months served (rounded up for partial months) divided by 12.  During the term of his employment as Interim Chief Executive Officer, Mr. Richmond will continue to serve as a member of the Board but will not be eligible to receive any additional compensation for his service as a member of the Board until such time as he is no longer serving as an executive officer of the Company.

                    The description of the Offer Letter in this Item 5.02 is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

                    Mr. Richmond was not appointed pursuant to any arrangement or understanding between him and any other person. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Richmond and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Mr. Richmond has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

                    On August 28, 2024, the Company announced that effective as of August 28, 2024, Gregory S. Levin would no longer serve as the Company’s Chief Executive Officer and President or as a member of the Board. Mr. Levin’s separation from the Company is a termination by the Company “without cause” pursuant to the terms of his Employment Agreement, dated as of June 30, 2021. Mr. Levin’s departure is not related to any disagreement between Mr. Levin and the Company.

Item 7.01. Regulation FD Disclosure.

                    A copy of the Company’s press release, dated August 28, 2024, relating to the matters described in Item 5.02 above, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

                    The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated August 22, 2024, between the Company and C. Bradford Richmond
99.1	Press Release dated August 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.
(Registrant)

Date: August 28, 2024	By:	/s/ KENDRA D. MILLER
Kendra Miller
Executive Vice President and General Counsel